Exhibit 99.1

China Shenghuo Receives Notice from
NYSE Alternext US Regarding Listing Standards

KUNMING, China, February 17, 2009 -- China Shenghuo Pharmaceutical Holdings, Inc. (NYSE Alternext US: KUN) (“China Shenghuo” or the “Company”), today announced that on February 10, 2009, it received a deficiency letter from the NYSE Alternext US LLC (“NYSE Alternext US” or the “Exchange”) stating that the Company was not in compliance with Section 704 of the Exchange’s continued listing standards due to the Company’s failure to hold an annual meeting of stockholders in 2008. The Company was given an opportunity to submit a plan of compliance (a “Plan”) to the Exchange by March 10, 2009 to demonstrate the Company’s ability to regain compliance with Section 704 by August 11, 2009.

Because the Company restated certain of its financial statements during November 2008, the Company was unable to deliver its annual report and proxy statement to its stockholders during 2008.  As such, the Company failed to hold an annual meeting of stockholders during 2008.

The Company anticipates holding its annual meeting of stockholders on or about May 20, 2009 and will submit its Plan to advise the Exchange of this prior to March 10, 2009.  The Company believes that so holding the annual meeting will cure the deficiency, and the Company intends to hold future annual meetings of stockholders on an annual basis, in accordance with the Exchange’s listing standards.

If the Company does not submit a Plan by March 10, 2009, the Exchange rejects the Plan, or the Company does not implement an accepted Plan by August 11, 2009, the Company will be subject to delisting proceedings.

About China Shenghuo

Founded in 1995, China Shenghuo is a specialty pharmaceutical company that focuses on the research, development, manufacture and marketing of Sanchi-based medicinal and pharmaceutical, nutritional supplement and cosmetic products. Through its subsidiary, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., it owns thirty SFDA (State Food and Drug Administration) approved medicines, including the flagship product Xuesaitong Soft Capsules, which has already been listed in the Insurance Catalogue. At present, China Shenghuo incorporates a sales network of agencies and representatives throughout China, which markets Sanchi-based traditional Chinese medicine to hospitals and drug stores as prescription and OTC drugs primarily for the treatment of cardiovascular, cerebrovascular and peptic ulcer disease. The Company also exports medicinal products to Asian countries such as Indonesia, Russia and Kyrgyzstan. For more information, please visit http://www.shenghuo.com.cn.

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and the actual results and future events could differ materially from management’s current expectations. Such factors include, but are not limited to, risks of litigation and governmental or other regulatory proceedings arising out of or related to any of the matters described in recent press releases, including arising out of the restatement of the Company’s financial statements; the Company’s continuing ability to satisfy any requirements which may be prescribed by the Exchange for continued listing on the Exchange; risks arising from potential weaknesses or deficiencies in the Company’s internal controls over financial reporting; the Company’s reliance on one supplier for Sanchi; the possible effect of adverse publicity on the Company’s business, including possible contract cancellation; the Company’s ability to develop and market new products; the Company’s ability to establish and maintain a strong brand; the Company’s continued ability to obtain and maintain all certificates, permits and licenses required to open and operate retail specialty counters to offer its cosmetic products and conduct business in China; protection of the Company’s intellectual property rights; market acceptance of the Company’s products; changes in the laws of the People’s Republic of China that affect the Company’s operations; cost to the Company of complying with current and future governmental regulations; the impact of any changes in governmental regulations on the Company’s operations; general economic conditions; and other factors detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
China Shenghuo Pharmaceutical Holdings, Inc.
Mr. Changhua Mu
Securities Affairs Representative
Tel: +86-871-7282698
Email: c.mu@chinashenghuo.net

Grayling
Eddie Cheung
Investor Relations
Tel: 646-284-9414
Email: echeung@hfgcg.com